SKBA CAPITAL MANAGEMENT, LLC


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                                 CODE OF ETHICS

                              Revised January 2005

                                                        -----------------------
                                                                 TABLE
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                                                                CONTENTS
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CODE OF ETHICS

     SKBA CAPITAL MANAGEMENT, LLC..............................................i
        CODE OF ETHICS........................................................ii
            Background........................................................ii
CHAPTER 1......................................................................3
STATEMENT OF POLICY............................................................3
CHAPTER 2......................................................................4
DEFINITIONS....................................................................4
CHAPTER 3......................................................................6
PROHIBITED TRANSACTIONS........................................................6
CHAPTER 4......................................................................9
PROHIBITED TRANSACTIONS - OTHER................................................9
CHAPTER 5.....................................................................10
EXEMPTED TRANSACTIONS.........................................................10
CHAPTER 6.....................................................................11
PRIOR APPROVAL OF SECURITIES TRANSACTIONS.....................................11
CHAPTER 7.....................................................................12
REPORTING.....................................................................12
CHAPTER 8.....................................................................14
CONFIDENTIAL AND PROPRIETARY INFORMATION......................................14
CHAPTER 9.....................................................................15
MARKETING MATERIALS AND PERFORMANCE STATISTICS................................15
CHAPTER 10....................................................................16
REVIEW BY THE BOARD OF DIRECTORS..............................................16
CHAPTER 11....................................................................17
SANCTIONS.....................................................................17
CHAPTER 12....................................................................18
RETENTION OF RECORDS..........................................................18
SKBA CAPITAL MANAGEMENT, LLC..................................................19
     CODE OF ETHICS...........................................................19
ACKNOWLEDGMENT OF RECEIPT.....................................................19

APPENDICES
         Insider Information
         Background
         Key Terms and Concepts
         Consequences
         Procedures

AIMR CODE OF ETHICS
UPDATES
SIGNATURE PAGES


Revised January 2005                                                Page ii of 2

                                    CHAPTER 1

                               STATEMENT OF POLICY
                               -------------------


SKBA Capital Management, LLC (SKBA) has adopted a Code of Ethics that sets forth its requirements and expectations for the business conduct of all of its employees. The Code of Ethics is adopted pursuant to Section 17j of the Investment Company Act of 1940 (the "Investment Company Act") and Section 204A-1 of the Investment Advisers Act of 1940 and is intended:

         To inform employees of the standards of conduct to which they will be held.

         To provide guidelines regarding permitted and prohibited activities.

         To describe the required reporting procedures necessary to comply with the Code of Ethics.

         To describe the review process that will be used to enforce the Code.

         To describe the sanctions for failure to comply with the Code of Ethics.

The Code of Ethics is applicable to all Principals/employees (all of whom will be referred to as "employees") of SKBA and is based on the principle that SKBA employees owe a fiduciary duty to the clients of SKBA to conduct their affairs, including their personal securities transactions, in such a manner as to reflect the duty to place the interests of clients first and to avoid: (1) serving their own personal interests ahead of the interests of our clients, (2) taking advantage of their positions, and (3) any actual or potential conflicts of interest or any abuse of an employee's position of trust and responsibility.

As an employee, you are responsible for:

         Following the Code of Ethics.

         Reporting any conflict of interest or failure to follow this Code to your supervisor or the Chief Compliance Officer.

         Reporting any suspected fraudulent or illegal activity to the Chief Compliance Officer.

         Complying with all applicable federal securities laws.

Annually, the Chief Compliance Officer will review the Code of Ethics with the Board of Directors. Any violations that require significant remedial action will be reported to the Board.

Please direct any questions and report any suspected fraudulent or illegal activity to the Chief Compliance Officer.


Revised January 2005                                                Page 3 of 19

                                    CHAPTER 2

                                   DEFINITIONS
                                   -----------


"Board of Directors" means the Board of Directors of SKBA.

"Employee" means any individual member (or "Principal") of SKBA and any person employed by SKBA on a full- or part-time basis, including officers and directors of SKBA. Members of SKBA's Board of Directors who are not employed by SKBA on a full- or part-time basis are not employees.

"Access Person" includes every employee, officer or director. Only employees of SKBA Capital Management are required to obtain preclearance of securities transactions.

A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

"Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires. "Beneficial ownership" is generally understood to include those securities from which a person enjoys some economic benefits which are substantially equivalent to ownership regardless of who is the registered owner. This would include:

         Securities which an employee holds for his or her own benefit either in bearer form, registered in his or her own name or otherwise, regardless of whether the securities are owned individually or jointly.

         Securities held in the name of the employee's spouse or minor children or other relatives sharing the same household with the employee.

         Securities held by the employee as a trustee, executor, or administrator or held for the benefit of the employee by custodians or brokers.

         Securities owned by a partnership of which the employee is a member.

         Securities held by a corporation which can be regarded as a personal holding company of an employee.

         Securities recently purchased by an employee and awaiting transfer into his or her name.

"CCM" means Convergent Capital Management LLC.

"Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act.

"Federal Securities Laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the Commission under these statutes, and the Bank Secrecy Act as it applies to investment companies and advisers and any rules adopted thereunder by the Commission or Department of Treasury.

"Outside Director" means a director of SKBA who is not an employee.

--------------------
Updated April 2005
--------------------
Revised January 2005                                                Page 4 of 19

"Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security.

"Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as may be designated from time to time by the Board of Directors.


Revised January 2005                                                Page 5 of 19

                                    CHAPTER 3

                             PROHIBITED TRANSACTIONS
                             -----------------------


PURCHASES OR SALES OF SECURITIES

No employee or Outside Director of SKBA should be permitted to profit from the securities activities of SKBA's clients. Accordingly, no employees or Outside Directors of SKBA shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect beneficial ownership and which to his or her actual knowledge at the time of such purchase or sale:

                    Is being considered for purchase or sale for a client account.

                    Is being purchased or sold for a client account.

No employee or Outside Director with such actual knowledge shall disclose to other persons the securities activities engaged in or contemplated for client accounts.


INITIAL PUBLIC OFFERINGS

No employee shall acquire any securities in an initial public offering in order to preclude any possibility of such person profiting from his or her position with SKBA.


BLACKOUT PERIOD

No employee shall purchase or sell a security within at least three calendar days before and after a client trades in that security. Any profits improperly realized on trades within the proscribed periods will be subject to disgorgement.


PRIVATE PLACEMENTS

No employee shall purchase any securities in a private placement without prior approval of the Chief Compliance Officer or other officer designated by the Board of Directors. Any person authorized to purchase securities in a private placement shall disclose that investment whenever such person becomes involved in the subsequent consideration of an investment of client funds in the same issuer. In such circumstances, any decision to purchase securities of the issuer shall be subject to independent review by SKBA's officers with no personal interest in the issuer.


SHORT-TERM TRADING

No employee shall profit in the purchase and sale or sale and purchase of the same (or equivalent) securities within 14 calendar days. Any profits realized on such short-term trades shall be subject to disgorgement.


GIFTS

No employee shall seek or accept anything of value, either directly or indirectly, from broker-dealers, clients, potential clients, vendors, or other persons providing services to SKBA because of such person's association with SKBA.


Revised January 2005                                                Page 6 of 19

For purposes of this Section, the following gifts will not be considered to be in violation of this Section:

         An occasional meal.

         An occasional ticket to a sporting event, the theater or comparable entertainment.

         A holiday gift of fruit or other foods provided, however, that such gift is made available to all members of the recipient's department.

No employee shall give anything of value, either directly or indirectly, to broker-dealers, clients, potential clients, vendors, or other persons providing services to SKBA because of such person's association with SKBA.

For purposes of this Section, the following gifts will not be considered to be in violation of this Section:

         An occasional meal.

         An occasional ticket to a sporting event, the theater or comparable entertainment.

         A holiday gift of fruit or other foods provided, however, that such gift is made available to all members of the recipient's department.

         Gifts that do not exceed $100 in value in any calendar year, provided that cash gifts are completely prohibited.



OUTSIDE DIRECTORSHIPS AND EMPLOYMENT

No employee shall serve on the board of directors of any publicly traded company without prior written authorization of the President of SKBA with a copy to the Chief Compliance Officer. Any such authorization shall be based upon a determination that the board service would be consistent with the interests of SKBA's clients.

Employees are expected to devote full time to SKBA's interests and the interests of its clients during regular working hours and during any additional time that is required. SKBA discourages outside employment although it may be approved in exceptional circumstances where it does not interfere, compete, or conflict with the interests of SKBA or any of its clients. Any outside employment must be approved in writing in advance by the President, with a copy to the Chief Compliance Officer.


INSIDER INFORMATION

No employee shall reveal any material insider information about a company to any person who does not have a legitimate need to know such information. No employee shall buy or sell securities (whether for his or her own account or any account in which he or she has a beneficial interest or for the account of a client) or recommend the purchase or sale of securities to others while such employee is in possession of material non-public information about the issuer of such securities.

Information is "material" if there is a likelihood that a reasonable investor would consider it important in deciding whether to buy, sell, or hold the security. Information is "non-public" or "inside" if it has not been disclosed to the public.

Any employee who believes he or she has come into possession of inside information about a company shall notify the President at once so that appropriate security measures can be implemented.


Revised January 2005                                                Page 7 of 19

Please refer to Appendix for additional information regarding Insider
Information.


COMMUNICATIONS WITH CCM EMPLOYEES

         1. Prohibited Communication. No employee or Outside Director of SKBA shall discuss in person or by telephone, any information relating to the voting or investment of an equity security held in a specific client account of SKBA in the presence, or within the hearing, of any employee, officer or director of CCM or in any way distribute that information to those persons

            SKBA must use its best efforts to preclude releasing or discussing any information on the voting or disposition of an equity security held in a specific client account at a meeting in which that CCM-related person is present. If such information is discussed with, or in the presence of, the CCM-related person serving as an Outside Director, that person is prohibited from communicating that information to any other CCM employee, officer or director.

            Notwithstanding the preceding statements, employees, officers or directors of CCM and employees of SKBA may discuss general trends in the securities markets, including information relating to specific securities, for information purposes and that are not designed to influence, directly or indirectly, the investment discretion of SKBA.

         2. Physical Security. The offices and record storage areas occupied by employees of SKBA, and in which the records and files on information relating to the voting or investments of an equity security held in a client account of SKBA are maintained, shall be physically separate from the offices and record storage areas occupied by employees, officers and directors of CCM.


Revised January 2005                                                Page 8 of 19

                                    CHAPTER 4

                         PROHIBITED TRANSACTIONS - OTHER
                         -------------------------------


SKBA, on behalf of a client, shall invest in a security of an issuer of which a director or officer of SKBA has an affiliation only under the following circumstances:

         SKBA has no prior communications with the affiliated director or officer concerning either the issuer or the purchase of the security.

         Following the purchase of any such security, the affiliated director or officer shall not participate in any discussions or have any other communications with the members of the Board of Directors of SKBA concerning the issuer or the purchase, sale, or holding of any of its securities.


Revised January 2005                                                Page 9 of 19

                                    CHAPTER 5

                              EXEMPTED TRANSACTIONS
                              ---------------------


The prohibitions of Chapter 3 of this Code of Ethics shall not apply to:

         Purchases or sales effected in any account over which the employee has no direct or indirect influence or control.

         Purchases or sales which are non-volitional on the part of either the employee or a client account.

         Purchases and sales (redemptions) of shares of open-end investment companies (mutual funds), including the purchase of shares of a mutual fund through a dividend reinvestment or other automatic investment plan or transactions in mutual funds that are investment options under SKBA's 401(k) or other benefit plan. Except as permitted in the previous sentence, this exclusion from reporting does not apply to mutual funds managed or advised by CCM affiliates.

         Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         Purchases or sales which receive the prior approval of a designated officer of SKBA in the discretion of such officer which discretion may be based on one or more of the following reasons:

               The purchases or sales are only remotely potentially harmful to a client.

               The purchases or sales would be very unlikely to affect a highly institutional market.

               The purchases or sales clearly are not related economically to the securities to be purchased, sold, or held in the client account.

         Purchases by registered open-end investment companies in which an employee has invested securities issued by the Government of the United States, short-term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, bankers' acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as may be designated from time to time by the Board of Directors.


--------------------
Updated March 2005
--------------------

Revised January 2005                                               Page 10 of 19

                                    CHAPTER 6

                    PRIOR APPROVAL OF SECURITIES TRANSACTIONS
                    -----------------------------------------


All employees shall receive prior approval from an officer designated by the Board of Directors of SKBA before purchasing or selling securities and shall at that time disclose any conflicts of interest involving the issuer of the securities to be purchased or sold. Employees are required to complete a Securities Transactions Approval Request form in gaining prior approval for their trades. (See "Signature Pages" section.)


Revised January 2005                                               Page 11 of 19

                                    CHAPTER 7

                                    REPORTING
                                    ---------


Every employee shall complete a Personal Securities Account & Holdings Disclosure and an Affiliated Person Questionnaire no later than 10 days after commencing employment, and a Personal Securities Account & Holdings Disclosure annually thereafter. The information provided must be current as of a date no more than 45 days prior to the individual becoming an employee or the date the report is submitted. The forms to be used for this purpose are attached hereto as Exhibits B and C. (See "Signature Pages" section.)

Every employee shall certify no later than 10 days after commencing employment and annually thereafter that:

         He or she has read and understands the Code of Ethics and recognizes that he or she is subject thereto.

         He or she has complied with the requirements of the Code of Ethics.

         He or she has reported all personal securities transactions and personal securities holdings required to be reported pursuant to the requirements of the Code of Ethics.

         The information he or she has supplied on the Affiliated Person Questionnaire is true and complete.

The Employee Certification Form to be used for this purpose is attached hereto as Exhibit D. (See "Signature Pages" section.)

Every employee shall report to the Chief Compliance Officer the information described in Paragraph 5 of this section with respect to transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security provided, however, that an employee shall not be required to make a report with respect to transactions, including transactions effected pursuant to an automatic investment plan, effected for any account over which such person does not have any direct or indirect influence.

Except as provided below for CCM Directors, an Outside Director need only report a transaction in a security if such director at the time of that transaction knew or, in the ordinary course of fulfilling his or her official duties as a director, should have known that during the 15-day period immediately preceding the date of the transaction by the director, such security was purchased or sold by SKBA, or was being considered for purchase by SKBA, for a client. Reports shall be submitted in accordance with paragraph 5 of Chapter 7.

Reports shall be made no later than 30 days after the end of the calendar quarter in which the transaction to which the report relates was effected. Every employee shall be required to submit a report for all periods, including those periods in which no securities transactions were effected. A report shall be made on the Securities Transaction Report attached hereto as Exhibit E (see "Signature Pages" section) or on any other form containing the following information:

         The date of the transaction, the title and the number of shares, and the principal amount of each security involved.

         The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition).

         The price at which the transaction was effected.

         The name of the broker, dealer, or bank with or through whom the transaction was effected.


Revised January 2005                                               Page 12 of 19

         The date the report is submitted by the employee.

Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

Every employee shall direct all of his or her brokers to supply to the Chief Compliance Officer on a timely basis duplicate copies of the confirmations of all personal securities transactions and copies of all periodic statements for all securities accounts.

Every employee shall notify the Chief Compliance Officer of any personal conflict of interest relationship which may involve the client accounts of SKBA, such as the existence of any economic relationship between their transactions and securities held or to be acquired by any client accounts. Such notification shall occur in the pre-clearance process. (See "Signature Pages" section.)

The forms attached hereto as Exhibits A, B, C, D, and E may be changed from time to time in the discretion of the Board of Directors or a designated officer.

All reports required to be completed in the "Signature Pages" section of the Code of Ethics and elsewhere in this Code must be complete, accurate, and timely. Each report will be reviewed for compliance with this Code by the Chief Compliance Officer and/or the Compliance Assistant. In particular, securities transactions forms will be monitored for compliance with this Code of Ethics and consistency with personal trading patterns.

Every CCM employee or officer who serves on the Board of Directors of SKBA is required by CCM's Code of Conduct to report to SKBA all transactions in any security in which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that any employee shall not be required to make a report with respect to:

         (i) transactions for any account over which such person does not have any direct or indirect influence;

         (ii) purchases and sales of securities which are direct obligations of the United States;

         (iii) purchases and sales (redemptions) of shares of open-end investment companies (mutual funds), including transactions in mutual funds that are investment options under CCM's 401(k) or other benefit plan; or

         (iv) regular purchase through a dividend reinvestment plan.

These reports must be made no later than 30 days after the end of the calendar quarter in which the transaction was effected and in the form required by CCM's Code of Conduct.

If an employee becomes aware of any violation of the Code, the individual is required to report such violation to the Chief Compliance Officer promptly. It is SKBA's policy to investigate the potential violation promptly and confidentially. Retaliation against any individual who reports a violation is prohibited and constitutes a further violation of the Code.


Revised January 2005                                               Page 13 of 19

                                    CHAPTER 8

                    CONFIDENTIAL AND PROPRIETARY INFORMATION
                    ----------------------------------------


Information that is not public is considered to be proprietary to SKBA. This includes information about SKBA itself, its clients, potential clients, and employees.

Employees of SKBA are prohibited from revealing any confidential or proprietary information about SKBA, its clients, potential clients, or employees to anyone except other employees during the ordinary course of performing their job responsibilities. The privacy of records and other information regarding clients, potential clients, and employees must be maintained.

Proprietary information may not be used for personal advantage or revealed to anyone outside of SKBA without legal due process or as required by law; any outside requests for such information must be approved by the Chief Compliance Officer.

Employees who leave SKBA are prohibited from keeping any originals or copies of any information (notes, proposals, statements, etc.) belonging to SKBA, or using any confidential or proprietary information for their own or another's gain.

See also "Communications With CCM Employees" in Chapter 3.


Revised January 2005                                               Page 14 of 19

                                    CHAPTER 9

                 MARKETING MATERIALS AND PERFORMANCE STATISTICS
                 ----------------------------------------------


Only the marketing materials and performance statistics developed and provided by the Client Services/Marketing area should be used. Any exception to this rule must be specifically approved in advance of use of any other materials by the Chief Compliance Officer.


Revised January 2005                                               Page 15 of 19

                                   CHAPTER 10

                        REVIEW BY THE BOARD OF DIRECTORS
                        --------------------------------


The Chief Compliance Officer shall report all violations of this Code of Ethics to the Board of Directors on a timely basis.

The Chief Compliance Officer shall prepare an annual report relating to this Code of Ethics to the Board of Directors of SKBA. Such annual report shall:

         Summarize existing procedures concerning personal investing and any changes in the procedures made during the past year.

         Identify any violations requiring significant remedial action during the past year.

         Identify any recommended changes in the existing restrictions or procedures based upon SKBA's experience under its Code of Ethics, evolving industry practices, or developments in applicable laws or regulations.

         SKBA is also required to report violations of this Code of Ethics to CCM's legal counsel, as provided in compliance procedures followed by the Chief Compliance Officer.


Revised January 2005                                               Page 16 of 19

                                   CHAPTER 11

                                   SANCTIONS
                                   ---------


Upon discovery of a violation of this Code, the Board of Directors of SKBA may impose such sanctions as the members deem appropriate, including among other things, a letter of censure or suspension or termination of the employment of the violator or notification to the appropriate regulatory agencies.


Revised January 2005                                               Page 17 of 19

                                   CHAPTER 12

                              RETENTION OF RECORDS
                              --------------------


This Code of Ethics, a copy of each report filed by employees, any written report relating to the interpretation of such Codes or violations thereunder, and lists of all persons required to make reports shall be preserved with the records of the Chief Compliance Officer for the period required by Rule 17j-1 under the 1940 Act.


Revised January 2005                                               Page 18 of 19

                           SKBA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS
                                 --------------

                            ACKNOWLEDGMENT OF RECEIPT
                            -------------------------


    I have received my copy of SKBA Capital Management's Code of Ethics. I understand and agree that it is my responsibility to read and familiarize myself with the policies and procedures contained in the Code.






Date:   ________________________      Signature:    ____________________________

                                      Print Name:   ____________________________


Revised January 2005                                               Page 19 of 19

                                                                       EXHIBIT A


                          SKBA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                    SECURITIES TRANSACTIONS APPROVAL REQUEST


I, ______________________________, request approval for the following securities transactions.



--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------
                          Account                                                   Security
     Account Name         Number         Brokerage Firm         Security Name        Symbol      Shares    Buy/Sell
--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------

--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------

--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------

--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------

--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------

--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------

--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------

--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------

--------------------- -------------- ----------------------- --------------------- ----------- ----------- -------


To my knowledge, the proposed trade is not, and will not become, a prohibited transaction under the Code.



Signed:  _________________________      Approved:  _________________________

Date:    _________________________      Date:      _________________________


Revised January 2005

                                                                       EXHIBIT B


                          SKBA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                             NEW EMPLOYEE AND ANNUAL
               PERSONAL SECURITIES ACCOUNT AND HOLDINGS DISCLOSURE


Name:   _________________________________

Date:   _________________________________


The following list contains all accounts of which I am (directly or indirectly) the beneficial owner and have direct or indirect influence or control and is current as of a date no more than 45 days prior to the date I became an employee (for new employees) or the date I submitted this report (for annual reports).

--------------------  -----------------   -------------------------------------
    Account Title       Account Number       Brokerage/Financial Institution
--------------------  -----------------   -------------------------------------

--------------------  -----------------   -------------------------------------

--------------------  -----------------   -------------------------------------

--------------------  -----------------   -------------------------------------

--------------------  -----------------   -------------------------------------

--------------------  -----------------   -------------------------------------

--------------------  -----------------   -------------------------------------

--------------------  -----------------   -------------------------------------

--------------------  -----------------   -------------------------------------

Please attach the current account statements showing all securities held in each account listed including number of shares and principal amount.


Signature: ______________________________    Date:    _________________________


Revised January 2005

AFFILIATED PERSON QUESTIONNAIRE


                                                                       EXHIBIT C

                          SKBA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                         AFFILIATED PERSON QUESTIONNAIRE
                         -------------------------------

IT IS EXTREMELY IMPORTANT THAT YOU REVIEW AND COMPLETE EACH QUESTION ON THIS QUESTIONNAIRE FULLY AND ACCURATELY. INACCURATE OR INCOMPLETE INFORMATION ON FORMS FILED BY THE FIRM OR IN OTHER DISCLOSURE DOCUMENTS CAN RESULT IN DISCIPLINARY OR OTHER REGULATORY PROCEEDINGS.

Please answer the following questions. For any YES answer, please provide a complete explanation on the page at the end of the form, "Additional Information."

1. In the past ten years have you ever been convicted of or pleaded guilty or nolo contendere ("no contest") or are you the named subject of a pending criminal proceeding with respect to:

         a. A felony or misdemeanor involving an investment or investment related business, fraud, false statements or omissions, wrongful taking of property, bribery, forgery, counterfeiting, or extortion?

                                       yes        no

         b. Any other felony?

                                       yes        no

2. In the past ten years have you or any organization over which you exercised management or policy control ever been charged (accused in a formal complaint, information, or indictment) with any felony or charged with a misdemeanor specified in question 1(a) or (b) above?

                                       yes        no

3.       Has any court:

         a. In the past ten years enjoined you or otherwise limited your activities in connection with any investment related activity?

                                       yes        no

         b. Ever found you to have been involved in a violation of any investment related


Revised January 2005                                                 Page 1 of 5

AFFILIATED PERSON QUESTIONNAIRE

            regulations or statutes? yes no

4.       Has the SEC or Commodity Futures Trading Commission ever:

         a. Found you to have made a false statement or omission?

                                       yes        no

         b. Found you to have been involved in a violation of its regulations or statutes or any other investment related regulation or statute?

                                       yes        no

         c. Found you to have been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

                                       yes        no

         d. Entered an order denying, suspending, or revoking your registration or otherwise disciplined you by restricting your activities (including barring, suspending, or limiting association) with an investment related business or otherwise limiting investment related activities?

                                       yes        no

5.       Has any other federal regulatory agency or any state regulatory agency:

         a. Ever found you to have made a false statement or omission or been dishonest, unfair, or unethical?

                                       yes        no

         b. Ever found you to have been involved in a violation of investment related regulations or statutes?

                                       yes        no

         c. Ever found you to have been the cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

                                       yes        no

         d. In the past ten years, entered an order against you in connection with any investment related activity?

Revised January 2005                                                 Page 2 of 5

AFFILIATED PERSON QUESTIONNAIRE

                                       yes        no

         e. Ever denied, suspended, or revoked your registration or license; prevented or otherwise limited you from associating with an investment related business; or otherwise disciplined you by restricting your activities, including barring, suspending, or limiting association with an investment related business or otherwise limiting investment related activities?

                                       yes        no

         f. Ever revoked or suspended your license as an attorney or accountant?

                                       yes        no

6. Has any self-regulatory organization (e.g., the NASD, the NYSE, or any national securities exchange) or commodities exchange ever:

         a. Found you to have made a false statement or omission?

                                       yes        no

         b. Found you to have been involved in a violation of its rules?

                                       yes        no

         c. Ever found you to have been the cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

                                       yes        no

         d. Disciplined you by expelling or suspending you from membership by barring or suspending your association with other members or otherwise restricting your activities?

                                       yes        no

         e. Fined you more than $2,500.00?

                                       yes        no



7. Has any foreign government, court, regulatory agency, or exchange ever entered an order against you related to investments or fraud?


Revised January 2005                                                 Page 3 of 5

AFFILIATED PERSON QUESTIONNAIRE

                                       yes        no

8. Are you now the subject of any proceeding with could result in a "yes" answer to the above questions? 6.


                                       yes        no

9. Have you failed in business, made a compromise with creditors, filed a bankruptcy petition, or been declared bankrupt?

                                       yes        no

10. Have you ever been affiliated with a securities firm that has been declared bankrupt, had a trustee appointed under the Securities Investor Protection Act, or had a direct payment procedure begun?

                                       yes        no





                                       Signed:  ________________________


                                       Name:    ________________________


                                       Date:    ________________________


Revised January 2005                                                 Page 4 of 5

AFFILIATED PERSON QUESTIONNAIRE


Additional information for _________________________________________________



For any question which you have answered YES please provide additional information below. Include the firm and individuals involved, the type and date of any regulatory action, the court or regulatory body taking the action, and a description of the action.


Question Number                             Explanation/Information


Revised January 2005                                                 Page 5 of 5

                                                                       EXHIBIT D



                          SKBA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                 NEW EMPLOYEE AND ANNUAL ACKNOWLEDGMENT RECEIPT
                 ----------------------------------------------



I hereby certify:

                  That I have read the SKBA Capital Management, LLC Code of Ethics and the Association for Investment Management and Research (AIMR) Code of Ethics and Standards of Professional Conduct,

                  That I have had the opportunity to ask any question that I may have concerning the meaning and interpretation of the policies and procedures contained therein,

                  That I understand the obligations set forth therein applicable to me, and

                  That I agree to abide by and comply with all such policies and procedures.


I further certify that the information I have supplied on the Securities Accounts Disclosure and the Affiliated Person Questionnaire is true and complete.





Signed:  ___________________________________


Name:    ___________________________________


Date:    ___________________________________


Revised January 2005

                                                                       EXHIBIT E


                          SKBA CAPITAL MANAGEMENT, LLC

                                 CODE OF ETHICS

                     QUARTERLY SECURITIES TRANSACTION REPORT
                     ---------------------------------------




Employee Name:    ___________________________

For the Quarter Ending:

In the quarter referred to above, I had:

         _________  No reportable transactions in securities accounts in which I had a direct or indirect beneficial ownership.

         _________  Previously reported all transactions in securities accounts in which I had a direct or indirect beneficial ownership and for which SKBA receives duplicate confirmations and statements.

         _________  Reportable transactions that were not previously disclosed, but are reported on the attached documentation.

This report excludes (a) transactions with respect to which I had no direct or indirect influence or control, including transactions effected pursuant to an automatic investment plan, and (b) transactions not required to be reported.

I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any client of SKBA Capital Management such as the existence of any economic relationship between my transactions and securities held or to be acquired by any of the firm's clients.




Signed:  _________________________    Date: _________________________


Revised January 2005